ARTICLES OF ORGANIZATION

Corporation Division
www.filinginoregon.com

E-FILED
Jan 11, 2010
OREGON SECRETARY OF STATE

REGISTRY NUMBER

65625494

TYPE

DOMESTIC LIMITED LIABILITY COMPANY

1. ENTITY NAME

GLOBAL TELECOM INTERNATIONAL LLC

2. MAILING ADDRESS

1001 SW 5TH AVENUE SUITE 1100
PORTLAND OR 97204 USA

3. NAME & ADDRESS OF REGISTERED AGENT

CHARANJIT SINGH

1001 SW 5TH AVENUE SUITE 1100
PORTLAND OR 97204 USA

4. ORGANIZERS

CHARANJIT SINGH

1001 SW 5TH AVENUE SUITE 1100
PORTLAND OR 97204 USA

5. DURATION

PERPETUAL

6. MANAGEMENT

This Limited Liability Company will be member-managed by one or more members

By my signature, I declare as an authorized authority, that this filing has been examined by me and is, to the best of my knowledge and belief, true, correct, and complete. Making false statements in this document is against the law and may be penalized by fines, imprisonment, or both.

By typing my name in the electronic signature field, I am agreeing to conduct business electronically with the State of Oregon. I understand that transactions and/or signatures in records may not be denied legal effect solely because they are conducted, executed, or prepared in electronic form and that if a law requires a record or signature to be in writing, an electronic record or signature satisfies that requirement.

ELECTRONIC SIGNATURE

CHARANJIT SINGH